                                                                  Exhibit 3.1(u)

                                                                         (STAMP)

                      CERTIFICATE OF LIMITED PARTNERSHIP OF
                    ASHTON WOODS ORLANDO LIMITED PARTNERSHIP

     The undersigned general partner of Ashton Woods Orlando Limited Partnership, a Florida limited partnership (the "Partnership"), desiring to adopt a certificate of limited partnership of the Partnership (the "Certificate") pursuant to Section 620.108 of the Florida Revised Uniform Limited Partnership Act, hereby states the following:

          1. The name of the Partnership is Ashton Woods Orlando Limited Partnership.

          2. The mailing and business address of the Partnership is c/o Michael
E. Botos, Steel Hector & Davis LLP, 1900 Phillips Point West, 777 South Flagler Drive, West Palm Beach, FL 33401.

          3. The name and address of the agent for service of process on the Partnership is Michael E. Botos, Steel Hector & Davis LLP, 1900 Phillips Point West, 777 South Flagler Drive, West Palm Beach, FL 33401.

          4. The name and business address of the general partner of the Partnership is Ashton Woods Florida LLC, c/o Michael E. Botos, Steel Hector & Davis LLP, 1900 Phillips Point West, 777 South Flagler Drive, West Palm Beach, FL 33401.

          5. The latest date upon which the Partnership shall dissolve is December 31, 2019.

          6. This Certificate shall be effective upon the date of filing with the Secretary of State of Florida.

     The execution of this Certificate by the undersigned general partner constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

     IN WITNESS WHEREOF, this Certificate has been executed by the General Partner of the Partnership this 11th day of December, 1997.

                                        Ashton Woods Florida LLC, as General
                                        Partner


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum